Stradley Ronon Stevens & Young, LLP 2005 Market Street Suite 2600 Philadelphia, PA 19103 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

October 4, 2019

Board of Trustees, Delaware Group Equity Funds IV
2005 Market Street
Philadelphia, PA  19103
Board of Trustees, Delaware Group Limited-Term Government Funds
2005 Market Street
Philadelphia, PA  19103
Board of Trustees, Delaware VIP Trust
2005 Market Street
Philadelphia, PA  19103
Board of Trustees, First Investors Equity Funds
40 Wall Street
New York, NY  10005
Board of Trustees, First Investors Income Funds
40 Wall Street
New York, NY  10005
Board of Trustees, First Investors Life Series Funds
40 Wall Street
New York, NY  10005

Board of Trustees, First Investors Tax Exempt Funds
40 Wall Street
New York, NY  10005
Re:
Agreement and Plan of Reorganization (“Agreement”) adopted as of the 29th day of July 2019 by and among (i) each of the First Investors  open-end registered investment companies identified as a Target Entity on Exhibit A hereto (each a “Target Entity”), separately, where applicable, on behalf of its respective series identified on Exhibit A hereto (each a “Target Fund”); and (ii) each of the Delaware Funds by Macquarie open-end registered investment companies identified as an Acquiring Entity on Exhibit A hereto (each an “Acquiring Entity”), separately, on behalf of its respective series identified on Exhibit A hereto (each an “Acquiring Fund”)

Ladies and Gentlemen:

You have requested our opinion as to certain federal income tax consequences of the Reorganizations set forth on Exhibit A, attached hereto, of the Target Funds, pursuant to which:

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Board of Trustees, Delaware Group Equity Funds IV
Board of Trustees, Delaware Group Limited-Term Government Funds
Board of Trustees, Delaware VIP Trust
Board of Trustees, First Investors Equity Funds
Board of Trustees, First Investors Income Funds
Board of Trustees, First Investors Life Series Funds
Board of Trustees, First Investors Tax Exempt Funds
October 4, 2019

(i) the Acquiring Fund will acquire the Assets and Liabilities of the Target Fund in exchange for shares of the corresponding Acquiring Fund of equal value to the net assets of the Target Fund being acquired, and (ii) the Target Fund will distribute such shares of the Acquiring Fund to shareholders of the Target Fund, in connection with the liquidation of the Target Fund, all upon the terms and conditions of the Agreement (each such transaction, a “Reorganization” and collectively, the “Reorganizations”).  Each Acquiring Fund is, and will be immediately prior to Closing, a shell series, without assets (other than seed capital) or liabilities, created for the purpose of acquiring the Assets and Liabilities of the Target Fund.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

In rendering our opinion, we have reviewed and relied upon: (a) a copy of the executed Agreement, adopted as of the 29th day of July 2019; (b) each Joint Proxy Statement/Prospectus provided to shareholders of the Target Funds dated July 26, 2019; (c) certain representations concerning the Reorganization made to us by the Acquiring Entities, on behalf of the Acquiring Funds, and the Target Entities, on behalf of the Target Funds, in letters dated October 4, 2019 (the “Representation Letters”); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (e) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion.

For purposes of this opinion, we have assumed that each Target Fund on the Closing Date of the applicable Reorganization satisfies, and immediately following the Closing Date of the Reorganization, each Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as regulated investment companies.

Based on the foregoing, and provided the applicable Reorganization is carried out in accordance with the applicable laws of the State of Delaware, the terms of the Agreement and the statements in the applicable Representation Letters for the Target Funds and the Acquiring Funds, it is our opinion with respect to each Reorganization that for federal income tax purposes:

1. The acquisition by the Acquiring Fund of all of the Assets of its corresponding Target Fund, as provided for in the Agreement, in exchange for the Acquiring Fund shares and the assumption by the Acquiring Fund of the Liabilities of its corresponding Target Fund, followed by the distribution by the Target Fund to its shareholders of the Acquiring Fund shares in complete liquidation of the Target Fund, will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the Target Fund and the Acquiring Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

Board of Trustees, Delaware Group Equity Funds IV
Board of Trustees, Delaware Group Limited-Term Government Funds
Board of Trustees, Delaware VIP Trust
Board of Trustees, First Investors Equity Funds
Board of Trustees, First Investors Income Funds
Board of Trustees, First Investors Life Series Funds
Board of Trustees, First Investors Tax Exempt Funds
October 4, 2019

2. No gain or loss will be recognized by the Target Fund upon the transfer of all of its Assets to, and assumption of its Liabilities by, its corresponding Acquiring Fund in exchange solely for the Acquiring Fund shares pursuant to Sections 361(a) and 357(a) of the Code.
3. No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of all of the Assets of its corresponding Target Fund in exchange solely for the Acquiring Fund shares and the assumption by the Acquiring Fund of the Liabilities of its corresponding Target Fund pursuant to Section 1032(a) of the Code.
4. No gain or loss will be recognized by the Target Fund upon the distribution of its corresponding Acquiring Fund’s shares to its shareholders in complete liquidation of the Target Fund pursuant to Section 361(c)(1) of the Code.
5. The tax basis of the Assets of the Target Fund received by the corresponding Acquiring Fund will be the same as the tax basis of the Assets to the Target Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.
6. The holding periods of the Assets of the Target Fund received by its corresponding Acquiring Fund will include the periods during which such Assets were held by the Target Fund pursuant to Section 1223(2) of the Code.
7. No gain or loss will be recognized by the shareholders of the Target Fund upon the exchange of their Target Fund shares for its corresponding Acquiring Fund’s shares (including fractional shares to which they may be entitled), pursuant to Section 354(a) of the Code.
8. The aggregate tax basis of the Acquiring Fund shares received by shareholders of a Target Fund (including fractional shares to which they may be entitled) will be the same as the aggregate tax basis of the Target Fund shares exchanged therefor pursuant to Section 358(a)(1) of the Code.
9. The holding period of the Acquiring Fund shares received by a shareholder of the Target Fund (including fractional shares to which they may be entitled) will include the holding period of the Target Fund shares exchanged therefor, provided that the shareholder held such Target Fund as a capital asset on the date of the Reorganization pursuant to Section 1223(1) of the Code.
10. For purposes of Section 381 of the Code, the Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Department of the Treasury (the “Income Tax

Board of Trustees, Delaware Group Equity Funds IV
Board of Trustees, Delaware Group Limited-Term Government Funds
Board of Trustees, Delaware VIP Trust
Board of Trustees, First Investors Equity Funds
Board of Trustees, First Investors Income Funds
Board of Trustees, First Investors Life Series Funds
Board of Trustees, First Investors Tax Exempt Funds
October 4, 2019

Regulations”), the items of the Target Fund described in Section 381(c) of the Code as if there had been no Reorganization, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code, if applicable, and the Income Tax Regulations promulgated thereunder.
Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Reorganizations on the Target Funds, the Acquiring Funds or any Target Fund shareholders with respect to any asset as to which any gain or loss is required to be recognized for federal income tax purposes regardless of whether such transfer would otherwise be a nonrecognition transaction under the Code.

 Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganizations.

Our opinion is conditioned upon the performance by the Acquiring Entities, on behalf of the Acquiring Funds, and the Target Entities, on behalf of the Target Funds, of the undertakings in the Agreement and the Representation Letters. Except as expressly set forth above, we express no other opinion to any party as to the tax consequences, whether federal, state, local or foreign, with respect to (i) the Reorganizations or any transaction related to or contemplated by such Reorganizations (or incident thereto) or (ii) the effect, if any, of the Reorganizations on any other transaction and/or the effect, if any, of any such other transaction on the Reorganizations.

We hereby consent to the use of this opinion as an exhibit to the registration statement of each Acquiring Fund on Form N-14, and any amendments thereto, covering the registration of the Acquiring Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganizations.

Very truly yours, /s/ Stradley Ronon Stevens & Young, LLP Stradley Ronon Stevens & Young, LLP

EXHIBIT A

CHART OF REORGANIZATIONS

Target Trust/Fund (and share classes)	Corresponding Acquiring Trust/Fund (and share classes)
First Investors Equity Funds	Delaware Group Equity Funds IV
First Investors Growth & Income Fund Class A Advisor Class Institutional Class	Delaware Growth and Income Fund Class A Institutional Class Class R6
First Investors Equity Income Fund Class A Advisor Class Institutional Class	Delaware Equity Income Fund Class A Institutional Class Class R6
First Investors Select Growth Fund Class A Advisor Class Institutional Class	Delaware Growth Equity Fund Class A Institutional Class Class R6
First Investors Opportunity Fund Class A Advisor Class Institutional Class	Delaware Opportunity Fund Class A Institutional Class Class R6
First Investors Special Situations Fund Class A Advisor Class Institutional Class	Delaware Special Situations Fund Class A Institutional Class Class R6
First Investors Global Fund Class A Advisor Class Institutional Class	Delaware Global Equity Fund Class A Institutional Class Class R6
First Investors International Fund Class A Advisor Class Institutional Class	Delaware International Fund Class A Institutional Class Class R6
First Investors Total Return Fund Class A Advisor Class Institutional Class	Delaware Total Return Fund Class A Institutional Class Class R6
First Investors Covered Call Strategy Fund Class A Advisor Class Institutional Class	Delaware Covered Call Strategy Fund Class A Institutional Class Class R6

Exhibit A, Page 1

Target Trust/Fund (and share classes)	Corresponding Acquiring Trust/Fund (and share classes)
First Investors Hedged U.S. Equity Opportunities Fund Class A Advisor Class Institutional Class	Delaware Hedged U.S. Equity Opportunities Fund Class A Institutional Class Class R6
First Investors Premium Income Fund Class A Advisor Class Institutional Class	Delaware Premium Income Fund Class A Institutional Class Class R6

First Investors Tax-Exempt Funds	Delaware Group Limited-Term Government Funds
First Investors Tax Exempt Income Fund Class A Advisor Class Institutional Class	Delaware Tax-Exempt Income Fund Class A Institutional Class Class R6
First Investors Tax Exempt Opportunities Fund Class A Advisor Class Institutional Class	Delaware Tax-Exempt Opportunities Fund Class A Institutional Class Class R6
First Investors California Tax Exempt Fund Class A Advisor Class Institutional Class	Delaware Tax-Free California II Fund Class A Institutional Class Class R6
First Investors New Jersey Tax Exempt Fund Class A Advisor Class Institutional Class	Delaware Tax-Free New Jersey Fund Class A Institutional Class Class R6
First Investors New York Tax Exempt Fund Class A Advisor Class Institutional Class	Delaware Tax-Free New York II Fund Class A Institutional Class Class R6
First Investors Oregon Tax Exempt Fund Class A Advisor Class Institutional Class	Delaware Tax-Free Oregon Fund Class A Institutional Class Class R6

First Investors Income Funds	Delaware Group Equity Funds IV
First Investors Limited Duration Bond Fund Class A Advisor Class Institutional Class	Delaware Limited Duration Bond Fund Class A Institutional Class Class R6

Exhibit A, Page 2

Target Trust/Fund (and share classes)	Corresponding Acquiring Trust/Fund (and share classes)
First Investors Investment Grade Fund Class A Advisor Class Institutional Class	Delaware Investment Grade Fund Class A Institutional Class Class R6
First Investors Floating Rate Fund Class A Advisor Class Institutional Class	Delaware Floating Rate II Fund Class A Institutional Class Class R6
First Investors Fund for Income Class A Advisor Class Institutional Class	Delaware Fund for Income Class A Institutional Class Class R6
First Investors Strategic Income Fund Class A Advisor Class	Delaware Strategic Income II Fund Class A Institutional Class
First Investors International Opportunities Bond Fund Class A Advisor Class Institutional Class	Delaware International Opportunities Bond Fund Class A Institutional Class Class R6
First Investors Government Cash Management Fund Class A Institutional Class	Delaware Government Cash Management Fund Class A Class R6

First Investors Life Series Funds	Delaware VIP Trust
First Investors Life Series Equity Income Fund	Delaware VIP Equity Income Series
First Investors Life Series Growth & Income Fund	Delaware VIP Growth and Income Series
First Investors Life Series Select Growth Fund	Delaware VIP Growth Equity Series
First Investors Life Series Opportunity Fund	Delaware VIP Opportunity Series
First Investors Life Series Special Situations Fund	Delaware VIP Special Situations Series
First Investors Life Series International Fund	Delaware VIP International Series
First Investors Life Series Total Return Fund	Delaware VIP Total Return Series
First Investors Life Series Limited Duration Bond Fund	Delaware VIP Limited Duration Bond Series
First Investors Life Series Investment Grade Fund	Delaware VIP Investment Grade Series
First Investors Life Series Fund for Income	Delaware VIP Fund for Income Series

Exhibit A, Page 3

Target Trust/Fund (and share classes)	Corresponding Acquiring Trust/Fund (and share classes)
First Investors Life Series Covered Call Strategy Fund	Delaware VIP Covered Call Strategy Series
First Investors Life Series Government Cash Management Fund	Delaware VIP Government Cash Management Series

Exhibit A, Page 4